UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of New Hampshire Thrift Bancshares, Inc., the holding company for Lake Sunapee Bank, fsb, to be held on May 14, 2009, at 10:00 a.m., Eastern time, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire 03773.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of New Hampshire Thrift Bancshares and Lake Sunapee Bank, and you will have an opportunity to ask questions.

The Board of Directors of New Hampshire Thrift Bancshares has determined that an affirmative vote on the matters to be considered at the annual meeting is in the best interests of New Hampshire Thrift Bancshares and its stockholders and unanimously recommends a vote “FOR” these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of New Hampshire Thrift Bancshares and Lake Sunapee Bank, we thank you for your continued support and look forward to seeing you at the annual meeting.

Sincerely,

Stephen W. Ensign

Chairman and Chief Executive Officer

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 14, 2009
Time:	10:00 a.m., Eastern time
Place:	Lake Sunapee Bank Building

1868 Room

9 Main Street

Newport, NH 03773

At our 2009 Annual Meeting of Stockholders, we will ask you to:

1.	Elect three directors to serve for a three-year term expiring at the 2012 annual meeting. The following three individuals are the Board of Directors’ nominees:

William C. Horn    Jack H. Nelson    Peter D. Terwilliger

2.	Ratify the appointment of Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	Approve an advisory proposal on our executive compensation policies and procedures; and

4.	Transact any other business as may properly come before the annual meeting, or at any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

You may vote at the annual meeting if you were a stockholder of New Hampshire Thrift Bancshares at the close of business on March 17, 2009, the record date. A list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder at the offices of New Hampshire Thrift Bancshares for a period of ten days prior to the annual meeting until the close of such meeting.

By Order of the Board of Directors

Stephen R. Theroux

Corporate Secretary

Newport, New Hampshire

April 13, 2009

You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 14, 2009: This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available free of charge on our website www.nhthrift.com by clicking “SEC filings.”

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

PROXY STATEMENT

GENERAL

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled “Voting Rights.”

We began mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy card on or about April 13, 2009 to all stockholders entitled to vote. If you owned New Hampshire Thrift Bancshares’ common stock at the close of business on March 17, 2009, the record date, you are entitled to vote at the annual meeting. On the record date, there were 5,747,772 shares of Common Stock outstanding.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of the outstanding shares of common stock of New Hampshire Thrift Bancshares entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

You are entitled to one vote at the annual meeting for each share of the Common Stock that you owned at the close of business on March 17, 2009. The number of shares you own (and may vote) is listed on the proxy card.

You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

VOTE REQUIRED

Proposal 1: Elect Three Directors	The three nominees for director who receive the most votes will be elected. If you do not vote for a nominee, or you indicate, “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this proposal is required to ratify the appointment of Shatswell, MacLeod & Co., P.C. as New Hampshire Thrift Bancshares’ independent registered public accounting firm.

Proposal 3: Approve Advisory Proposal on New Hampshire Thrift Bancshares’ Executive Compensation Policies and Procedures	The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this proposal is required to approve the advisory proposal on New Hampshire Thrift Bancshares’ executive compensation policies and procedures.

EFFECT OF BROKER NON-VOTES

If your broker holds shares that you own in “street name,” the broker may vote your shares on the three proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a “broker non-vote.” A broker non-vote with respect to Proposal 1 would have no effect on the outcome of the proposal because only a plurality of votes cast is required to elect a director. A broker non-vote with respect to Proposals 2 and 3 would have the same effect as if you voted “against” this proposal.

REVOKING YOUR PROXY

You may revoke your proxy at any time before it is exercised by:

—	filing with the Corporate Secretary of New Hampshire Thrift Bancshares a letter revoking the proxy;

—	submitting another signed proxy with a later date; or

—	attending the annual meeting and voting in person, provided you file a written revocation with the Secretary of the annual meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the annual meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of New Hampshire Thrift Bancshares.

SOLICITATION OF PROXIES

New Hampshire Thrift Bancshares will pay the costs of soliciting proxies from its stockholders. New Hampshire Thrift Bancshares will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Directors, officers or employees of New Hampshire Thrift Bancshares and Lake Sunapee Bank may also solicit proxies by mail, telephone and other forms of communication.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, which will be filed with the Securities and Exchange Commission (“SEC”), we will send you one (without exhibits) free of charge. Please write to Stephen R. Theroux, Corporate Secretary, New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, NH 03773. The Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov and on our website www.nhthrift.com, by clicking on “SEC filings.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders of New Hampshire Thrift Bancshares

The following table shows certain information for any person who we believe “beneficially owned” 5% or more of New Hampshire Thrift Bancshares’ common stock as of March 17, 2009. Persons and groups that beneficially own in excess of 5% of New Hampshire Thrift Bancshares’ common stock are required to file certain reports with New Hampshire Thrift Bancshares and with the SEC regarding such beneficial ownership. For purposes of the table below and the table set forth under “Beneficial Stock Ownership of Management,” a person is deemed to be the beneficial owner of any shares of common stock (1) over which the person has or shares, directly or indirectly, voting or investment power, or (2) of which the person has a right to acquire beneficial ownership at any time within 60 days after March 17, 2009. “Voting Power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. We obtained the information provided in the following table from filings with the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock, $.01 par value	Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 200 Park Avenue, Suite 3900 New York, NY 10166	381,640(1)	6.64%(2)

(1)	As reported by Jeffrey L. Gendell, Tontine Financial Partners, L.P. and Tontine Management, L.L.C. in a Schedule 13D, Amendment No. 3, dated September 2, 2003, which reported shared voting power and shared investment power with respect to 190,820 shares of New Hampshire Thrift Bancshares common stock as of September 2, 2003 (data presented for years prior to 2005 has been restated for the effect of a two-for-one stock split, in the form of a 100% stock dividend, in February 2005). Tontine Financial Partners, L.P. is a private investment limited partnership. Tontine Management, L.L.C. is the general partner of Tontine Financial Partners, L.P. Mr. Gendell serves as Managing Member of Tontine Management, L.L.C.
(2)	This percentage has been calculated based upon 5,747,772 shares of New Hampshire Thrift Bancshares common stock outstanding as of March 17, 2009.

Security Ownership of Management

The following table shows the number of shares of New Hampshire Thrift Bancshares’ common stock beneficially owned by each director, by each named executive officer of New Hampshire Thrift Bancshares identified in the Summary Compensation Table included elsewhere in this proxy statement, and by all directors and executive officers of New Hampshire Thrift Bancshares as a group, as of March 17, 2009. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

Name	Position with New Hampshire Thrift Bancshares	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding(1)
Leonard R. Cashman	Director	44,612	(2)	0.75%
Stephen W. Ensign	Director, Chairman and Chief Executive Officer	196,225	(3)	3.29%
William C. Horn	Director	10,092	(4)	0.17%
Peter R. Lovely	Director	75,028	(5)	1.26%
Jack H. Nelson	Director	53,316	(6)	0.89%
Michael T. Putziger	Director	125,230	(7)	2.10%
Peter D. Terwilliger	Director	14,418		0.24%
Stephen R. Theroux	Director, Vice Chairman, President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary	114,725	(8)	1.92%
Joseph B. Willey	Director	102,994	(9)	1.73%

Total owned by directors and executive officers as a group (9 persons)		736,640	(10)	12.36%

(1)	Percentages with respect to each person or group of persons have been calculated based upon 5,747,772 shares of common stock, the number of shares outstanding as of March 17, 2009, plus shares of common stock which such person or group has the right to acquire within 60 days after March 17, 2009, by the exercise of stock options.
(2)	Includes 7,434 shares held jointly by Mr. Cashman and his wife, 1,310 shares held individually by his wife, 2,200 shares held individually by his wife in her SEP Plan and 21,000 shares subject to outstanding options.
(3)	Includes 28,959 shares held in a Supplemental Executive Retirement Plan, 12,020 shares held in New Hampshire Thrift Bancshares’ 401(k) plan and 81,000 shares subject to outstanding options.
(4)	Includes 10,000 shares subject to outstanding options.
(5)	Includes 34,214 shares held jointly by Mr. Lovely and his wife, 2,596 shares held in his wife’s IRA, and 26,218 shares held in an IRA and 10,000 shares subject to outstanding options.
(6)	Includes 21,000 shares subject to outstanding options.
(7)	Includes 22,408 shares held in an IRA.
(8)	Includes 26,662 shares held jointly by Mr. Theroux and his wife, 29,292 shares held in a Supplemental Executive Retirement Plan, 9,729 shares held in New Hampshire Thrift Bancshares’ 401(k) plan and 49,042 shares subject to outstanding options.
(9)	Includes 30,646 shares held jointly by Mr. Willey and his wife, 44,970 shares held in an IRA and 21,000 shares subject to outstanding options.
(10)	Includes 32,316 shares pledged as security and 213,042 shares pursuant to which such persons have the right to acquire beneficial ownership.

PROPOSAL 1 – ELECTION OF DIRECTORS

GENERAL

New Hampshire Thrift Bancshares’ Board of Directors currently consists of nine members. The Nominating Committee nominated, and the Board ratified the nomination of, William C. Horn, Jack H. Nelson and Peter D. Terwilliger each to serve a three-year term for election as a director at the annual meeting. All of the nominees are currently serving on New Hampshire Thrift Bancshares’ Board of Directors and have consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors has not nominated a director to fill the directorship vacated when Scott Cooper resigned effective December 12, 2007.

If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancies. If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

The following table sets forth certain information with respect to each nominee for election as a director and each continuing director whose term does not expire at the annual meeting. There are no arrangements or understandings between New Hampshire Thrift Bancshares and any director or nominee pursuant to which such person was elected or nominated to be a director of New Hampshire Thrift Bancshares. All of New Hampshire Thrift Bancshares’ current directors are independent as defined by the rules of The Nasdaq Stock Market, which set forth the listing standards for companies whose common stock is quoted on The Nasdaq Stock Market, with the exception of Directors Ensign and Theroux, who are executive officers of New Hampshire Thrift Bancshares.

Nominees	Age(1)	Director Since	Term Expires	Position(s) Held with New Hampshire Thrift Bancshares
William C. Horn	69	2003	2009	Director
Jack H. Nelson	64	1997	2009	Director
Peter D. Terwilliger	74	2007	2009	Director

Continuing Directors
Peter R. Lovely	65	1996	2010	Director
Stephen R. Theroux	58	1989	2010	Director, Vice Chairman, President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary
Joseph B. Willey	66	1997	2010	Director
Leonard R. Cashman	66	1997	2011	Director
Stephen W. Ensign	61	1989	2011	Director, Chairman and Chief Executive Officer
Michael T. Putziger	62	2007	2011	Director

(1)	At December 31, 2008.

Class I Director Nominees – Terms to Expire in 2009

William C. Horn is currently a director of Charter Trust Company, a company engaged in the business of trust and investment management. Mr. Horn was previously the President and Chief Executive Officer of Charter Trust Company from 1995 to 2001. Mr. Horn has been a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 2003.

Jack H. Nelson is the retired Chairman of the Board of Directors of North East Environmental Products Inc., a manufacturer and distributor of water treatment equipment. Mr. Nelson has been a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 1997.

Peter D. Terwilliger has been a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 2007. From 2000 to 2007, he served as the Chairman of the Board of Directors of First Brandon National Bank. Mr. Terwilliger previously owned and operated an automobile service business as well as Upland Adventures, an outdoors guide business.

The Board of Directors unanimously recommends a vote “FOR” the election of the nominees for director.

Class II Directors – Terms to Expire in 2010

Peter R. Lovely has been associated with Lake Sunapee Bank since 1980. In 1983, he formed the Brokerage Services Department and served as Senior Vice President of that department. Additionally, he served as Investment Manager of the Newport, New London, and Upper Valley offices until his retirement in 1998. He has served as a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 1996.

Stephen R. Theroux was elected Executive Vice President of New Hampshire Thrift Bancshares effective May 1989, and has been a director of New Hampshire Thrift Bancshares since 1989. Mr. Theroux serves as the President and Chief Financial Officer of New Hampshire Thrift Bancshares. He was appointed President of New Hampshire Thrift Bancshares in 2008 and was elected Vice Chairman of the Board of Directors of New Hampshire Thrift Bancshares in 2002. In addition, Mr. Theroux has served as President of Lake Sunapee Bank since 2007, as Corporate Secretary of Lake Sunapee Bank since 2001, as Chief Operating Officer of Lake Sunapee Bank since 1997, as Chief Financial Officer of Lake Sunapee Bank since 1987, and as a director of Lake Sunapee Bank since 1986.

Joseph B. Willey is a principal owner, partner and Chief Executive Officer of Pro-Cut International, LLC, a company engaged in the manufacture, sale and export of automotive repair products. He has served as a director of Lake Sunapee Bank since 1997 and a director of New Hampshire Thrift Bancshares since 1999.

Class III Directors – Terms to Expire in 2011

Leonard R. Cashman is an owner and a partner of C.O.H. Properties. He is also involved in the marketing of specialized group medical insurance products. He was formerly Vice President and General Manager of P&C Foods, Inc. Mr. Cashman has been a director of Lake Sunapee Bank and New Hampshire Thrift Bancshares since 1997.

Stephen W. Ensign has been associated with Lake Sunapee Bank since 1971. He has served as a director of Lake Sunapee Bank and New Hampshire Thrift Bancshares since 1989 and as Chief Executive Officer of both New Hampshire Thrift Bancshares and Lake Sunapee Bank since 1992. He served as President of New Hampshire Thrift Bancshares until 2008. Additionally, he served as President and Chief Operating Officer of Lake Sunapee Bank from 1987 until 1992, and, prior to that, as Senior Vice President, Senior Loan Officer and

Executive Vice President. In 1997, Mr. Ensign was elected Vice Chairman of the Board of Directors of both New Hampshire Thrift Bancshares and Lake Sunapee Bank, and in 2002 was elected Chairman of New Hampshire Thrift Bancshares. In 2007, Mr. Ensign was elected Chairman of Lake Sunapee Bank. Mr. Ensign is currently a director of Charter Trust Company, a company engaged in the business of trust and investment management.

Michael T. Putziger has been a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 2007. Since 2005, he has served as Vice Chairman of the WinnCompanies, a private real estate development company headquartered in Boston, Massachusetts that develops and manages mixed-used properties nationwide. Since 1970, he is also of counsel to the law firm of Murtha Cullina LLP. Mr. Putziger serves as Chairman of the Board of Directors of Bank of Florida, Corp., a Florida multi-bank holding company, and is a director of Enterprise Bancorp. From 1999 to 2007, he served as Chairman of the Board of Directors of First Community Bank, headquartered in Woodstock, Vermont. Mr. Putziger is a member of the Board of Overseers of Mt. Auburn Hospital in Cambridge, Massachusetts. Previously, he served as a Trustee of Nazareth, a Catholic Charities organization serving children, and for three years as Chairman.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of New Hampshire Thrift Bancshares. New Hampshire Thrift Bancshares’ executive officers and management oversee the day-to-day operations of New Hampshire Thrift Bancshares. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board of Directors held 13 regular meetings and one special meeting during the fiscal year ended December 31, 2008. Each incumbent director other than Mr. Willey attended at least 75% of the total of (i) the meetings of the Board of Directors held during the period for which he has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period.

It is New Hampshire Thrift Bancshares’ policy that all directors and nominees should attend the annual meeting. At the 2008 annual meeting, all members of the Board of Directors were in attendance, except for Mr. Willey.

Committees of the Board

The Board of Directors of New Hampshire Thrift Bancshares has established the following committees:

Executive Committee.    The executive committee considers strategic, planning and industry issues and is authorized to act as appropriate between meetings of the Board of Directors. Directors Cashman, Ensign, Horn, and Theroux served as members of the committee in 2008. Director Ensign serves as Chairman of the committee. The executive committee met twelve times in the 2008 fiscal year.

Corporate Governance Committee.    The corporate governance committee reviews the corporate structure of New Hampshire Thrift Bancshares and the committees of the Board and makes recommendations to management for improvements to corporate structure. Directors Cashman, Ensign, Horn, Putziger and Theroux served as members of the Committee in 2008. Director Ensign serves as Chairman of the Committee. The Corporate Governance Committee met one time in the 2008 fiscal year.

Nominating Committee.    The nominating committee formulates New Hampshire Thrift Bancshares’ policies regarding the qualification and independence of New Hampshire Thrift Bancshares’ Directors and committee members. The Committee is responsible for nominating persons for election to the Board of Directors and also reviews if stockholder nominations (if any) comply with the notice procedures set forth in New Hampshire Thrift Bancshares’ bylaws. Directors Lovely, Nelson and Ensign served as members of the nominating committee in 2008. Director Lovely serves as Chairman of the nominating committee. All members of the nominating committee are independent directors as defined by the rules of The Nasdaq Stock Market, except for Director Ensign who is the Chairman and Chief Executive Officer of New Hampshire Thrift Bancshares. The Board of Directors adopted a written charter for the nominating committee at its regularly scheduled Board meeting held on May 13, 2004, a copy of which was attached as Appendix A to the Proxy Statement/Prospectus filed by New Hampshire Thrift Bancshares on April 3, 2008.

In accordance with New Hampshire Thrift Bancshares’ bylaws and the nominating committee charter, nominations and recommendations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record of New Hampshire Thrift Bancshares entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Corporate Secretary of New Hampshire Thrift Bancshares at the principal executive offices of New Hampshire Thrift Bancshares. To be timely, the notice must be received not less than 30 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th ) day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The stockholder’s notice to the Corporate Secretary must set forth certain information regarding the proposed nominee and the stockholder making such nomination or recommendation. If a nomination is not properly brought before the meeting in accordance with New Hampshire Thrift Bancshares’ bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about New Hampshire Thrift Bancshares’ director nomination requirements, please see New Hampshire Thrift Bancshares’ bylaws.

It is the policy of the nominating committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Stockholder nominees are analyzed by the committee in the same manner as nominees that are identified by the committee. New Hampshire Thrift Bancshares does not pay a fee to any third party to identify or evaluate nominees.

William C. Horn, Jack H. Nelson and Peter D. Terwilliger were each nominated by the nominating committee. As of April 10, 2009, the nominating committee had not received any stockholder nominations or recommendations for nominees in connection with the Annual Meeting.

The nominating committee met one time in the 2008 fiscal year.

Compensation Committee.    The compensation committee assesses the structure of the management team and the overall performance of Lake Sunapee Bank and New Hampshire Thrift Bancshares. It oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations. Directors Cashman, Horn, and Nelson served as members of the committee in 2008. Director Cashman served as Chairman of the committee. All members of the compensation committee are independent directors as defined by the Financial Industry Regulatory Authority. The compensation committee met four times in the 2008 fiscal year. The Board of Directors of New Hampshire Thrift Bancshares has adopted a written charter for the compensation committee, a copy of which is available on our website www.nhthrift.com by clicking on “Governance Documents.”

Audit Committee.    The audit committee oversees and monitors New Hampshire Thrift Bancshares’ financial reporting process and internal control system, reviews and evaluates the audit performed by New Hampshire Thrift Bancshares’ outside auditors and reports any substantive issues found during the audit to the Board. The audit committee is directly responsible for the appointment, compensation and oversight of the work of New Hampshire Thrift Bancshares’ independent registered public accountants. The committee will also review and approve all transactions with affiliated parties. Directors Horn, Lovely, Nelson and Terwilliger served as members of the committee in 2008. Director Horn served as Chairman of the committee. All members of the audit committee are independent directors as defined under the rules of The Nasdaq Stock Market. The audit committee met twelve times in the 2008 fiscal year. The Audit Committee believes that Directors Horn and Lovely each qualify as an “audit committee financial expert” as that term is defined by applicable rules of the Securities and Exchange Commission and each has been so designated by the Board of Directors. The Board of Directors of New Hampshire Thrift Bancshares has adopted a written charter for the audit committee, a copy of which is available on New Hampshire Thrift Bancshares’ website www.nhthrift.com by clicking on “Governance Documents.”

Stockholder Communications with our Board of Directors

Stockholders may contact New Hampshire Thrift Bancshares’ Board by contacting Stephen R. Theroux, Corporate Secretary, at New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, NH 03773 or at (603) 863-0886. All comments will be forwarded directly to the Board of Directors.

Executive Officers

The following individuals are Executive Officers of New Hampshire Thrift Bancshares and hold the offices set forth opposite their names. Each has consented to being named in this proxy statement.

Name	Age	Position Held with New Hampshire Bancshares
Stephen W. Ensign	61	Chairman of the Board of Directors and Chief Executive Officer
Stephen R. Theroux	58	Vice Chairman of the Board of Directors, President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary

The Board of Directors elects the executive officers of New Hampshire Thrift Bancshares and Lake Sunapee Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. New Hampshire Thrift Bancshares has entered into employment agreements with certain of its Executive Officers, which set forth the terms of their employment. See “Employment Contracts and Termination of Employment Agreements.”

INFORMATION ABOUT OUR RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

During the fiscal years ended December 31, 2008 and December 31, 2007, New Hampshire Thrift Bancshares retained and paid Shatswell, MacLeod & Co., P.C. to provide audit and other services as follows:

Fees	2008	2007
Audit fees(1)	$141,450	$119,570
Audit-Related Fees	-	-
Tax Fees(2)	19,386	34,153
All Other Fees(3)	26,525	26,670
Total	$187,361	$180,393

(1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2)	Tax fees consisted of assistance with matters related to tax compliance and counseling.
(3)	All Other Fees consisted of Shatswell, MacLeod & Co., P.C.’s review of internal controls over financial reporting. The aggregate amount of fees billed by Shatswell, MacLeod & Co., P.C. for such services for fiscal years 2008 and 2007 is $53,195.

Audit Committee Preapproval Policy

Preapproval of Services.    The audit committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for New Hampshire Thrift Bancshares by its independent registered public accountants, subject to the de minimis exception for non-audit services described below that are approved by the committee prior to completion of the audit.

Exception.    The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

—

the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by New Hampshire Thrift Bancshares to its auditor during the fiscal year in which the services are provided;

—	such services were not recognized by New Hampshire Thrift Bancshares at the time of the engagement to be non-audit services; and

—

such services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the committee.

Delegation.    The committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full committee at its next scheduled meeting.

The audit committee pre-approved 100% of the services performed by Shatswell, MacLeod & Co., P.C. pursuant to the policies outlined above.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

New Hampshire Thrift Bancshares’ audit committee has reviewed and discussed the audited financial statements of New Hampshire Thrift Bancshares for the fiscal year ended December 31, 2008 with management. New Hampshire Thrift Bancshares’ audit committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with Shatswell, MacLeod & Co., P.C., New Hampshire Thrift Bancshares’ independent registered public accounting firm.

New Hampshire Thrift Bancshares’ audit committee has also received the written disclosures and the letter from Shatswell, MacLeod & Co., P.C. required by Independence Standards Board Standard No. 1 (entitled: “Independence Discussions with Audit Committees”), has discussed the independence of Shatswell, MacLeod & Co., P.C. and considered whether the provision of non-audit services by Shatswell, MacLeod & Co., P.C. is compatible with maintaining the auditor’s independence.

Based on the review and the discussions noted above, New Hampshire Thrift Bancshares’ audit committee recommended to the Board that New Hampshire Thrift Bancshares’ audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on or before March 31, 2009.

Audit Committee of New Hampshire Thrift Bancshares, Inc.

William C. Horn (Chairman)

Peter R. Lovely

Jack H. Nelson

Peter D. Terwilliger

EXECUTIVE COMPENSATION

The table below sets forth the compensation of each of New Hampshire Thrift Bancshares’ named executive officers for both 2008 and 2007. “Named executive officers” includes New Hampshire Thrift Bancshares’ Chief Executive Officer, Mr. Ensign, and New Hampshire Thrift Bancshares’ President and Chief Financial Officer, Mr. Theroux.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary(1) ($)	Bonus(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
Stephen W. Ensign, Chairman and Chief Executive Officer	2008 2007	289,491 267,893	— —	58,353 35,001	51,188 73,369	399,032 376,263

Stephen R. Theroux, Vice Chairman, President, Chief Financial Officer and Corporate Secretary	2008 2007	229,482 207,429	— —	40,151 23,294	49,956 52,475	319,589 283,198

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year. While not required to do so by the Emergency Economic Stabilization Act of 2008 (as discussed herein under the heading “Capital Purchase Program Participation”), Messrs. Ensign and Theroux both declined to be considered for bonuses for fiscal year 2008 performance. Additionally, Messrs. Ensign and Theroux both declined to accept bonuses for fiscal year 2007.
(2)	Includes for each named executive officer the increase (if any) in the present value of the individual’s accrued benefit (whether not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual’s accrued benefit under each such plan in accordance with Statement of Financial Accounting Standards 87 (“FAS 87”) as of the plan’s measurement date in each fiscal year to the present value of the individual’s accrued benefit as of the plan’s measurement date in the prior fiscal year. For fiscal 2008, these amounts were $58,353 and $40,151 to Mr. Ensign and Mr. Theroux, respectively. For fiscal 2007, these amounts were $35,001 and $23,294, to Mr. Ensign and Mr. Theroux, respectively. For the mortality, discount rate and other assumptions used for this purpose, please refer to the discussion under the caption “Note 12: Employee Benefit Plans” in the footnotes to the audited financial statements, included in both the 2007 and 2008 Annual Reports on Form 10-K.
(3)	The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figures shown for Mr. Ensign include 401(k) contributions of $12,322 and $17,516 for fiscal 2007 and 2008, respectively; preferential life insurance premiums of $1,192 and $1,753 for fiscal 2007 and 2008, respectively; and nonqualified deferred compensation plan (“SERP”) contributions of $59,855 and $29,000 for fiscal 2007 and 2008, respectively. The figures shown for Mr. Theroux include 401(k) contributions of $9,572 and $13,751 for fiscal 2007 and 2008, respectively; preferential life insurance premiums of $1,192 and $1,051 for fiscal 2007 and 2008, respectively; and SERP contributions of $41,711 and $23,000 for fiscal 2007 and 2008, respectively. In addition, we provide certain non-cash perquisites and personal benefits to each named executive officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

Employment Agreements.    New Hampshire Thrift Bancshares and Lake Sunapee Bank have entered into parallel employment agreements with Stephen W. Ensign as Chief Executive Officer. The employment agreements are for a period of five years and the agreement with New Hampshire Thrift Bancshares extends automatically daily unless either New Hampshire Thrift Bancshares or Mr. Ensign gives contrary written notice in advance. The employment agreements provide a guaranteed minimum salary and for participation in discretionary bonuses, retirement and employment benefit plans and other fringe benefits available to executive employees of New Hampshire Thrift Bancshares and Lake Sunapee Bank. For 2009, the Board has set Mr. Ensign’s salary at $290,000.

The Board of Directors may terminate the employment agreements of Mr. Ensign at any time with or without cause. However, termination without cause or following a change in control of New Hampshire Thrift Bancshares or Lake Sunapee Bank would subject New Hampshire Thrift Bancshares to liability for severance benefits in an amount equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years. These same severance benefits would be payable to the executive if the executive resigns during the term of his employment agreement due to a material reduction in the executive’s position, authority, duties or responsibilities; involuntary relocation of the executive’s place of employment to a location more than 30 miles from his current place of employment; a liquidation or dissolution of New Hampshire Thrift Bancshares or Lake Sunapee Bank; or any material breach of the employment agreement by New Hampshire Thrift Bancshares or Lake Sunapee Bank. Change in control for purposes of the agreement occurs when any person becomes the beneficial owner of 20% or more of the voting shares of New Hampshire Thrift Bancshares’s outstanding securities undergoes a change of control within the meaning of certain applicable laws or, if as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, a majority of the Board of Directors is not constituted by individuals who were directors before such transaction. If the executive’s employment terminates due to disability as defined in the agreements, the executive shall be entitled to a maximum of three-fourths of the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years.

New Hampshire Thrift Bancshares and Lake Sunapee Bank have also entered into parallel employment agreements with Stephen R. Theroux, Vice Chairman, President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary of New Hampshire Thrift Bancshares and President and Chief Financial Officer of Lake Sunapee Bank. The benefits provided for in Mr. Theroux’s agreements are identical to those provided to Mr. Ensign except for the level of base salary. For 2009, the Board has set Mr. Theroux’s salary at $230,000. Change in control has the same meaning in Mr. Theroux’s employment agreements as it does in Mr. Ensign’s employment agreements.

If New Hampshire Thrift Bancshares or Lake Sunapee Bank experiences a change in ownership or control as contemplated under Section 280G of the Internal Revenue Code, a portion of the severance benefits provided under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, New Hampshire Thrift Bancshares would reimburse the executive for the amount of the excise tax and all income and excise taxes imposed on the reimbursement so that he will retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there was no 20 percent excise tax. The effect of this provision is that New Hampshire Thrift Bancshares, rather than the executive, bears the financial cost of the excise tax. Neither New Hampshire Thrift Bancshares, nor Lake Sunapee Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

Notwithstanding the foregoing, the severance payments described above are limited to the extent required by virtue of New Hampshire Thrift Bancshares’ participation in the United States Department of the Treasury’s Capital Purchase Program.

Capital Purchase Program Participation.    In January 2009, New Hampshire Thrift Bancshares issued and sold preferred stock and a warrant to purchase common stock for an aggregate purchase price of $10,000,000 to the United States Department of the Treasury (the “U.S. Treasury”) under the Capital Purchase Program. Under the terms of the purchase agreement, for as long as the U.S. Treasury holds any securities of New Hampshire Thrift Bancshares acquired under the purchase agreement or the warrant, New Hampshire Thrift Bancshares must ensure that its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute and severance and employment agreements, with respect to its senior executive officers”, as such term is defined in the Emergency Economic Stabilization Act of 2008 (“EESA”), comply with Section 111(b) of the EESA and applicable guidance and regulations under EESA promulgated by the U.S. Treasury. Each such officer consented to and waived any claims against both the U.S. Treasury and New Hampshire Thrift Bancshares or Lake Sunapee Bank, as applicable, with respect to any amendments or modifications to their compensation or benefits required for New Hampshire Thrift Bancshares to so comply.

As a result of New Hampshire Thrift Bancshares’ participation in the Capital Purchase Program and in accordance with the EESA as originally enacted, New Hampshire Thrift Bancshares amended the benefits plans and agreements in which any of the senior executive officers (who are also the named executive officers) could receive payments upon termination or change in control. The amendments cover the period required by Section 111(b) of the EESA and applicable guidelines and regulations that prohibit any “golden parachute payment” as defined under Section 280G of the Code. Under Section 280G as modified by the EESA, “golden parachute payment” is defined generally to mean any payment made on account of any severance from employment by reason of involuntary termination or in connection with any bankruptcy filing, insolvency or receivership, to the extent that the aggregate present value of such payments equals or exceeds three times the named executive officer’s average annual compensation for the five years prior to the severance from employment. However, see “2009 EESA Amendments” below for additional information on changes to the definition of the term “golden parachute payment.”

Clawback Provision.    As a result of New Hampshire Thrift Bancshares’ participation in the Capital Purchase Program, New Hampshire Thrift Bancshares is required to provide for the recovery of any incentive or bonus payments paid to senior executive officers during the period that the U.S. Treasury holds any New Hampshire Thrift Bancshares securities acquired under the purchase agreement or the warrant which are based on financial criteria later proven to be materially inaccurate. Accordingly, New Hampshire Thrift Bancshares has amended or modified each applicable incentive or other benefit plan to so provide. Each of the senior executive officers consented to and waived any claims against the U.S. Treasury and New Hampshire Thrift Bancshares or Lake Sunapee Bank, as applicable, with respect to such amendments and modifications.

2009 EESA Amendments.    The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, has materially amended Section 111 of EESA. In addition to making other changes, the ARRA restricts the amount of bonuses that can be paid to our named executive officers, requires the Compensation Committee to conduct a risk assessment of all employee benefit programs twice annually and our Chief Executive Officer and Chief Financial Officer to certify compliance with Section 111 of EESA as amended by the ARRA. Furthermore, the ARRA has amended the definition of a “golden parachute payment” generally to include any payment on account of an named executive officers departure from the employer. U.S. Treasury guidance will be needed to clarify whether this completely prohibits the payment of severance, whether or not in a change of control situation. New Hampshire Thrift Bancshares may be required to make changes to its compensation and benefit programs applicable to our named executive officers based on the determination it makes in the coming weeks and months regarding the scope of actions required to comply with amended Section 111 of EESA.

Risk Assessment.    In accordance with the EESA, the Compensation Committee certifies that it has reviewed with senior risk officers the incentive compensation arrangements applicable to the Company’s “senior executive officers” (as defined pursuant to the Section 111 of the Emergency Economic Stabilization Act of 2008), which includes each of the named executive officers. The Compensation Committee has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of New Hampshire Thrift Bancshares.

Tax-Qualified 401(k) Plan.    New Hampshire Thrift Bancshares sponsors a 401(k) plan which provides that all eligible employees will receive an annual base contribution of three percent of their salary whether or not they elect to contribute their own compensation into the plan. In addition, New Hampshire Thrift Bancshares provides a discretionary matching contribution at a rate determined year-to-year.

For 2008, New Hampshire Thrift Bancshares contributed an additional fifty cents for every dollar of an employee’s contribution up to an additional three percent of their salary for a combined potential employer match of six percent of an employee’s salary. Salary recognized under the 401(k) plan for purposes of such employer contributions is limited by applicable regulations to $230,000 for 2008 and $245,000 for 2009.

Tax-Qualified Defined Benefit Retirement Plan.    A tax-qualified defined benefit retirement plan is maintained on a frozen basis for certain employees of Lake Sunapee Bank and New Hampshire Thrift Bancshares with the retirement benefits attributable to such employees being a function of both their length of employment in terms of years and their respective salary levels up to the date the plan was frozen in 2006.

Supplemental Executive Retirement Plan.    New Hampshire Thrift Bancshares has established a Supplemental Executive Retirement Plan as a non-qualified deferred compensation plan for certain executive officers. Under this plan, annual contributions are made during the first quarter of each year equal to a specified percentage of each eligible executive officer’s base salary. The specified percentage was 20% percent for the contributions made in 2007 and 10% for the contributions made in 2008.

Other Benefits.    It is the policy of New Hampshire Thrift Bancshares to provide for the payment of certain club dues for named executive officers as part of the effort to advance the market penetration of New Hampshire Thrift Bancshares. Further, executive officers are reimbursed for any out-of-pocket expense associated with their activities on behalf of New Hampshire Thrift Bancshares and have the use of a company-owned vehicle. The named executive officers are obligated to account for the economic value of their personal use of said vehicle as reflected as an addition to their reportable base salary.

1998 Stock Option Plan and 2004 Stock Incentive Plans.    Long-term incentives are provided to the Named Executive Officers through awards made under the equity plans established by New Hampshire Thrift Bancshares from time to time. Currently, no shares remain available for the issuance of option awards under New Hampshire Thrift Bancshares’s 1998 Stock Option Plan and 209,000 shares remain available for issuance under New Hampshire Thrift Bancshares’s 2004 Stock Incentive Plan (collectively, the “Equity Plans”). All salaried employees and directors are eligible to be granted awards under the Equity Plans. The Equity Plans provide for the issuance of “incentive stock options” qualified under Section 422 of the Internal Revenue Code and “non-qualified stock options.” In addition, the 2004 Stock Incentive Plan may grant restricted stock awards and performance-based restricted stock awards; provided however, that no more than 208,000 restricted stock awards or performance-based restricted stock awards may be granted under the 2004 Stock Incentive Plan. The Equity Plans are administered by a committee of the Board of Lake Sunapee Bank, which has the authority to select the employees and Directors who will be awarded stock-based incentives and determine the amount and other conditions of such awards subject to the terms of the Equity Plans.

No option issued under the Equity Plans is exercisable after the tenth anniversary from the date it was granted. During the optionee’s lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Internal Revenue Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options, which first become exercisable in any calendar year generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of the shares of New Hampshire Thrift Bancshares unless the exercise price is at least 110% of the share’s fair market value and such option is not exercisable more than five years following the option grant.

New Hampshire Thrift Bancshares will receive no monetary consideration for the granting of awards under the Equity Plans. Upon the exercise of options, New Hampshire Thrift Bancshares receives payment from optionees in exchange for shares issued. During the last fiscal year, New Hampshire Thrift Bancshares did not adjust or amend the exercise price of stock options previously awarded.

The number of shares available under the Equity Plans, the maximum limits on awards to individual officers and directors and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which New Hampshire Thrift Bancshares is the surviving entity, and to reflect any stock split, stock dividend or other event where the committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and New Hampshire Thrift Bancshares is not the surviving entity, outstanding awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase or diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs.

The following tables set forth information regarding stock awards, stock options and similar equity compensation outstanding at December 31, 2008, whether granted in 2008 or earlier, including awards that have been transferred other than for value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercised	Option Exercise Price ($)	Option Expiration Date
Stephen W. Ensign	30,000 7,000 17,000 27,000	0 0 0 0	13.25 7.375 9.125 13.05	12/30/2015 6/22/2009 6/28/2012 10/10/2013

Stephen R. Theroux	25,000 4,042 20,000	0 0 0	13.25 9.125 13.05	12/30/2015 6/28/2012 10/10/2013

DIRECTORS’ COMPENSATION

All of the directors of New Hampshire Thrift Bancshares also serve as directors of Lake Sunapee Bank. Each non-employee director of Lake Sunapee Bank receives an annual retainer of $20,000 plus an additional $225 for each committee meeting attended. In addition, Director Horn received $1,000 as Chairman of the audit committee during the fiscal year ended December 31, 2008. Non-employee directors are also eligible for awards under New Hampshire Thrift Bancshares’s 1998 Stock Option Plan and 2004 Stock Incentive Plan.

Total directors’ meeting and committee fees for fiscal 2008 were $180,925. Directors are also entitled to the protection of certain indemnification provisions in New Hampshire Thrift Bancshares’ certificate of incorporation and bylaws.

The following table sets forth information regarding compensation earned by the non-employee directors of New Hampshire Thrift Bancshares, Inc.

Name	Fees Earned or Paid in Cash(1) ($)	All Other Compensation(2) ($)	Total ($)
Leonard R. Cashman	35,125	-	35,125
William C. Horn	37,700	-	37,700
Peter R. Lovely	22,700	-	22,700
Jack H. Nelson	22,700	-	22,700
Michael T. Putziger	20,000	-	20,000
Peter D. Terwilliger	22,475	-	22,475
Joseph B. Willey	20,225	-	20,225

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)	No other compensation is paid or perquisite provided to our non-employee directors, other than market rate interest paid on compensation previously deferred and reflected in the table above.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

Lake Sunapee Bank maintains a policy that loans to directors, executive officers and principal stockholders must be made in the ordinary course of business on substantially the same terms, including interest and collateral, as those prevailing for loans to unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Such loans are submitted to the executive committee or to the loan review committee for approval before being made, subject to ratification at the next meeting of the full Board of Directors. Board of Director approval (with the interested person abstaining) is required on aggregate loans to such persons in excess of 5% of Lake Sunapee Bank’s unimpaired capital and surplus, or more than $500,000. In addition, a limit has been imposed on aggregate loans to an executive officer of the higher of 2.5% of Lake Sunapee Bank’s capital and unimpaired surplus but no more than $100,000 excluding certain home and education loans. None of such loans have been disclosed by Lake Sunapee Bank as nonaccrual, past due, restructured or potential problems.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires New Hampshire Thrift Bancshares’ directors and executive officers, and persons who own more than 10% of New Hampshire Thrift Bancshares’ stock, to report to the SEC their initial ownership of New Hampshire Thrift Bancshares’ common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and New Hampshire Thrift Bancshares is required to disclose in this proxy statement any late filings or failures to file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required during the fiscal year ended December 31, 2008, New Hampshire Thrift Bancshares believes that, during the 2008 fiscal year, all of New Hampshire Thrift Bancshares’ executive officers and directors complied with all Section 16(a) filing requirements applicable to them, with the exception of the following: a Form 4 reflecting the purchase of shares by Director Cashman on December 4, 2008 was filed on December 8, 2008, and a Form 4 reflecting the purchase of shares by Director Willey on February 12, 2008 was filed on February 19, 2008.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

New Hampshire Thrift Bancshares’ Audit Committee has appointed Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and we are asking stockholders to ratify the appointment.

One or more representatives of Shatswell, MacLeod & Co., P.C. are expected to be present at the annual meeting of Stockholders and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Shatswell, MacLeod & Co., P.C. as New Hampshire Thrift Bancshares’ independent registered public accounting firm.

A majority of the votes cast is required for ratification. If the stockholders fail to ratify the appointment, such action will be considered as a direction to the Audit Committee to select another independent registered public accounting firm.

PROPOSAL 3 – APPROVAL OF ADVISORY PROPOSAL ON

NEW HAMPSHIRE THRIFT BANCSHARES’ EXECUTIVE COMPENSATION POLICIES AND PROCEDURES

The American Recovery and Reinvestment Act of 2009, signed into law on February 17, 2009, requires participants in the United States Department of the Treasury’s Capital Purchase Program to permit a separate, non-binding shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including the compensation discussion and analysis, the compensation tables, and any related material).

As a participant in the Capital Purchase Program, New Hampshire Thrift Bancshares is providing you the opportunity to endorse or not endorse its executive pay program and policies by voting on the following resolution:

“Resolved, that the stockholders approve the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis, and the application of New Hampshire Thrift Bancshares’ compensation philosophy, policies and procedures as reflected in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

The Board of Directors believes that New Hampshire Thrift Bancshares’ compensation policies and procedures are designed to provide a strong link between each named executive officers’ compensation and New Hampshire Thrift Bancshares’ short and long-term performance. The objective of New Hampshire Thrift Bancshares’ compensation program is to provide compensation which is competitive, variable based on New Hampshire Thrift Bancshares’ performance and aligned with the long-term interests of shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. A majority of the votes cast is required for approval.

The Board of Directors unanimously recommends a vote “FOR” the approval of the advisory proposal.

OTHER BUSINESS

We know of no other business which will be presented for consideration at the annual meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

Stockholder proposals to be included in the proxy statement for the 2010 Annual Meeting of Stockholders of New Hampshire Thrift Bancshares must be received by the corporate secretary of New Hampshire Thrift Bancshares by no later than December 12, 2009. Any such proposal will be subject to Rule 14a-8, 17 C.F.R. §240.14a-8, of the rules and regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require New Hampshire Thrift Bancshares to include in its proxy statement and proxy card relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

If a stockholder wishes to submit a proposal for presentation at the next annual meeting of stockholders, without including such proposal in the proxy materials, the stockholder must deliver timely notice thereof in writing to the corporate secretary of New Hampshire Thrift Bancshares. To be timely, the notice must be received not less than 30 days nor more than 90 days prior to the date of the 2010 Annual Meeting, that is, between February 16, 2010 and April 15, 2010; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the 2010 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The stockholder’s written notice must contain certain information specified in New Hampshire Thrift Bancshares’ bylaws.

By Order of the Board of Directors

Stephen R. Theroux

Corporate Secretary

Newport, New Hampshire

April 13, 2009

To assure that your shares are represented at the annual meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY NEW HAMPSHIRE THRIFT BANCSHARES, INC.

This Proxy is solicited on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc. for the Annual Meeting of Stockholders to be held on May 14, 2009.

The undersigned stockholder of New Hampshire Thrift Bancshares, Inc. hereby appoints Stephen R. Theroux and William C. Horn, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of New Hampshire Thrift Bancshares, Inc. held of record by the undersigned on March 17, 2009, at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern time, on May 14, 2009, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 13, 2009, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees listed in Item 1 and “FOR” each of the proposals listed in Items 2 and 3.

Please be sure to date and sign this proxy card in the box below. Date

Sign above Co-holder (if any) sign above

For With-hold For All Except

1. Election of three directors:

Nominees:

William C. Horn, Jack H. Nelson and

Peter D. Terwilliger for terms of three years each.

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:

For Against Abstain

2. Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent registered public accountants for the fiscal year ending December 31, 2009.

3. Approval of advisory proposal on New Hampshire Thrift Bancshares’ executive compensation policies and procedures.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees named in Item 1 and a vote “FOR” each of the proposals in Items 2 and 3.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated April 13, 2009 for the 2009 Annual Meeting.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

Detach above card, sign, date and mail in postage paid envelope provided.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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